UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

University Centre 1, Suite 200 1300 South University Drive Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 on Form 8-K/A is being filed by AZZ incorporated (the "Company") to correct a typographical error in Exhibit 99.4 to the Form 8-K/A filed by the Company on June 12, 2008.

The Proforma adjustments for the property, plant and equipment reflected an adjustment of $271,878 and should have reflected an adjustment of <$609,689>.  The balance sheet reflecting this correction is filed as an exhibit hereto.  Except for the correction of this typographical error described above, this Amendment No. 2 on Form 8-K/A does not update, modify, or amend any disclosure set forth in the Form 8/K-A.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Pro forma financial information. The pro forma financial information required to be filed by Item 9.01(b) of Form 8-K is filed herewith as Exhibit 99.4.

(b)	Exhibits.

The following exhibits are filed with this Amendment No. 2 on Form 8-K/A.

99.4 Unaudited Pro Forma Combined Condensed Balance Sheet of the Company and AAA as of and for the year ending February 29, 2008

FORWARD LOOKING STATEMENTS

Except for the statements of historical fact, this report may contain “forward-looking statements'' that involve risks and uncertainties that are detailed from time to time in documents filed by the Company with the SEC. Those risks, uncertainties, and factors include, but are not limited to: change in demand, prices and raw material cost, including zinc which is used in the hot dip galvanizing process; changes in the economic conditions of the various markets the Company serves, foreign and domestic, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement the Company's growth strategy; and customer demand and response to products and services offered by the Company. The Company can give no assurance that such expectations will prove to be correct.  We undertake no obligation to affirm publicly or revise any forward-looking statements, whether as a result of information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
DATE: 6/17/2008	By: /s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.4	Unaudited Pro Forma Combined Condensed Balance Sheet of the Company and AAA for the year ending February 28, 2009.